UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GLADSTONE COMMERCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	02-0681276

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia	22102

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
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Securities Act registration file number to which this form relates: File No. 333-128783
Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

7.50% Series B Cumulative Redeemable Preferred Stock, $0.001 par value	The NASDAQ Stock Market, LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of Gladstone Commercial Corporation, a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Series B Preferred Stock” in the prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in the form in which it was filed on October 19, 2006 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form S-3 (File No. 333-128783), which was declared effective by the Securities and Exchange Commission on October 24, 2005. The Preferred Stock is expected to be listed on the Nasdaq Global Market.
Item 2. Exhibits.
     Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.3	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A (File No. 000-50363) filed January 19, 2006.

3.4*	Articles Supplementary establishing and fixing the rights and preferences of the 7.50% Series B Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for 7.75% Series A Cumulative Redeemable Preferred Stock of Registrant, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 000-50363) filed January 19, 2006.

4.2*	Form of Certificate for 7.50% Series B Cumulative Redeemable Preferred Stock of Registrant.

*	Previously filed
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION
Date: October 23, 2006	By:	/s/ David Gladstone
David Gladstone
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.3	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A (File No. 000-50363) filed January 19, 2006.

3.4*	Articles Supplementary establishing and fixing the rights and preferences of the 7.50% Series B Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for 7.75% Series A Cumulative Redeemable Preferred Stock of Registrant, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 000-50363) filed January 19, 2006.

4.2*	Form of Certificate for 7.50% Series B Cumulative Redeemable Preferred Stock of Registrant.

*	Previously filed